UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2010

INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-33462	04-3523891
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 457-5000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Definitive Material Agreement.

Second Amendment to Facility Agreement

On June 17, 2010, Insulet Corporation (the “Company”) entered into a Second Amendment to Facility Agreement (the “Second Amendment”) of its original Facility Agreement dated March 13, 2009 and subsequently amended on September 25, 2009 (as amended, the “Facility Agreement”).  Pursuant to this Second Amendment, the parties agreed to (i) reduce the prepayment fee from 3% to 2% of the prepaid principal amount with respect to prepayments from October 19, 2010 to April 18, 2011 and from 2% to 1% of such amount with respect to prepayments from April 19, 2011 to October 18, 2011, (ii) increase by $50 million the amount of permitted indebtedness that may be incurred in connection with a refinancing of existing indebtedness, and (iii) reduce the minimum amount of cash, cash equivalents, receivables and finished goods inventory the Company must maintain from the greater of $15 million or 50% of the loan outstanding to the greater of $10 million or 50% of the loan outstanding.  In consideration of these amendments, the Company paid an amendment fee of $467,500.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Exercise of Warrant

On March 13, 2009, the Company issued to Deerfield Private Design Fund, L.P. (“DPDF”), Deerfield Private Design International, L.P. (“DPDI”), Deerfield Partners, L.P. (“DP”) and Deerfield International Limited (collectively with DPDF, DPDI and DP, the “Deerfield Parties”) warrants to purchase an aggregate of 3,750,000 shares of common stock of the Company at an exercise price of $3.13 per share (the “Warrants”).  On June 17, 2010, the Deerfield Parties exercised in cash at the $3.13 exercise price a portion of the Warrants to acquire 2,125,000 shares of common stock of the Company.  The Company received cash totaling $6,651,250 as a result of this exercise.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth above under Item 1.01 relating to the Second Amendment to Facility Agreement, which is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Facility Agreement, dated June 17, 2010, by and between Insulet Corporation and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSULET CORPORATION

Date: June 21, 2010	By:	/s/ Brian Roberts
Name: Brian Roberts
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Facility Agreement, dated June 17, 2010, by and between Insulet Corporation and the lenders named therein.